                                  Exhibit 11

                         DIGITAL EQUIPMENT CORPORATION

    Computation of Net Income/(Loss) Per Common and Common Equivalent Share

                                  Year Ended

---------------------------------------------------------------------------------------
                                   July 1, 1995      July 2, 1994         July 3, 1993
---------------------------------------------------------------------------------------
                         (In Thousands Except Per Share Data)

Net income/(loss)...........       $   121,818  (b)  $  (2,156,063)  (d)  $   (251,330)
                                ---------------    ----------------     ---------------
                                ---------------    ----------------     ---------------

Net income/(loss) applicable
 to common and common
 equivalent shares...........      $    86,318       $  (2,166,713)       $   (251,330)

                                       (a) (b)             (c) (d)
                                ---------------    ----------------     ---------------
                                ---------------    ----------------     ---------------

Weighted-average number of
 common shares outstanding
 during the year.............          144,907             137,090             130,409
                                ---------------    ----------------     ---------------
                                ---------------    ----------------     ---------------


----------------------------------------------------------------------------------------
                                                       June 27, 1992       June 29, 1991
----------------------------------------------------------------------------------------
                                 (In Thousands Except Per Share Data)
Net income/(loss)...........                           $ (2,795,507)  (e)  $   (617,427)
                                                    ----------------     ---------------
                                                    ----------------     ---------------

Net income/(loss) applicable
 to common and common
 equivalent shares...........                          $ (2,795,507) (e)   $   (617,427)
                                                    ----------------     ---------------
                                                    ----------------     ---------------

Weighted-average number of
 common shares outstanding
 during the year.............                               124,864             121,588
                                                    ----------------     ---------------
                                                    ----------------     ---------------

                    See next page for notes to Exhibit 11.

                                  Year Ended

---------------------------------------------------------------------------------------------
                                         July 1, 1995        July 2, 1994        July 3, 1993
---------------------------------------------------------------------------------------------
                                    (In Thousands Except Per Share Data)
Common stock equivalents from
 application of "treasury stock"
 method to unexercised and out-
 standing stock options..........              1,424                --                  --
                                      ---------------    ----------------     ---------------
                                      ---------------    ----------------     ---------------

Total weighted-average number of
 common and common equivalent
 shares used in the computation
 of net income per common and
 common equivalent share........             146,331            137,090              130,409
                                      ---------------    ----------------     ---------------
                                      ---------------    ----------------     ---------------

Net income/(loss) applicable
 per common and common
 equivalent share...............         $      0.59 (b)     $   (15.80)  (d)   $      (1.93)
                                      ---------------    ----------------     ---------------
                                      ---------------    ----------------     ---------------

------------------------------------------------------------------------------------------------
                                                             June 27, 1992       June 29, 1991
------------------------------------------------------------------------------------------------
                                       (In Thousands Except Per Share Data)
Common stock equivalents from
 application of "treasury stock"
 method to unexercised and out-
 standing stock options..........                                     --                 --
                                                         ----------------     ---------------
                                                         ----------------     ---------------

Total weighted-average number of
 common and common equivalent
 shares used in the computation
 of net income per common and
 common equivalent share........                                 124,864             121,588
                                                         ----------------     ---------------
                                                         ----------------     ---------------

Net income/(loss) applicable
per common and common
equivalent share...............                          $        (22.39) (e) $        (5.08)
                                                         ----------------     ---------------
                                                         ----------------     ---------------

(a) Includes dividends paid and declared on Series A 8 7/8% cumulative preferred stock totaling $35,500,000.

(b) Net income and net income per common and common equivalent share include the cumulative effect of a change in accounting principle of $64,503,000 and $0.44, respectively.

(c) Includes dividends paid and declared on Series A 8 7/8% cumulative preferred stock totaling $10,650,000.

(d) Net loss and net loss per common share include the cumulative effect of changes in accounting principles of $51,026,000 and $0.37, respectively.

(e) Net loss and net loss per common share include the cumulative effect of a change in accounting principle of $485,495,000 and $3.89, respectively.